EXHIBIT 10.17

     FIRST AMENDMENT made as of the 27th day of January, 2000 to the Employment Agreement dated as of May 7, 1998 by and between Golden Books Family Entertainment, Inc. with its principal United States office at 888 Seventh Avenue, New York, New York 10106 (the "Company"), and Mr. Philip Galanes, residing at 26 East 10th Street, #5-F, New York, New York 10003 (the "Executive").

                              W I T N E S S E T H:

     WHEREAS, the Company and the Executive have previously entered into the Employment Agreement; and

     WHEREAS, the Company and the Executive desire to amend the Employment Agreement.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. The Employment Agreement is amended effective as of the date hereof as follows:

          a. Section 2(a) of the Employment Agreement is amended by the deletion of the first sentence thereof and the substitution of the following sentence in lieu thereof:

          "The Executive shall serve as the Company's Executive Vice President, Chief Administrative Officer, General Counsel and Secretary, with such duties, responsibilities and authority in such capacities as shall be consistent therewith, including directing the Company's legal department, business affairs department, human resources department and corporate communications department."

          b. Section 2(b) of the Employment Agreement is amended in its entirety to read as follows:

          "(b) In the Executive's capacity as Executive Vice President, Chief Administrative Officer, General Counsel and Secretary, he shall report to the Company's Chairman and Chief Executive Officer."




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          c.   Section 3(b) of the Employment Agreement is amended in its entirety to read as follows:

          "(b) ANNUAL BONUS. In addition to Annual Base Salary, the Executive shall be awarded, for each fiscal year ending during the Employment Term, an annual bonus (the "Annual Bonus") pursuant to the Company's Executive Officer Bonus Plan or a replacement therefor (the "Annual Plan") under one or more of the criteria prescribed in the Annual Plan and approved by the Compensation Committee of the Board of Directors, which bonus shall be pro rated for any fiscal year during which the Executive is employed for less than 12 months. The Executive shall have a target annual bonus of 100% of his Annual Base Salary (the "Target Bonus") and an annual bonus opportunity of 200% of his Annual Base Salary (inclusive of the Target Bonus), subject in each case to attainment of the performance goals set forth in the Annual Plan. The Executive waives any right to receive a pro rated Target Award under
          Section 15 of the Executive Officer Bonus Plan upon a "change of control," as defined therein, so long as he shall be employed on the last day of the fiscal year and be entitled to an Annual Bonus at the levels specified herein on a non pro rated basis for the fiscal year of such "change of control" if the performance goals for such fiscal year are achieved. Each such Annual Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus. The parties acknowledge that the Annual Plan has been approved by the stockholders of the Company in accordance with the requirements of
          Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Board may award the Executive bonuses other than pursuant to the Annual Plan in its discretion."

          d. Section 3(c) of the Employment Agreement is amended in its entirety to read as follows:

          "(c) STOCK OPTIONS. The Executive will be granted, as soon as administratively feasible, a stock option (the "Option") to purchase 1% of the Company's issued and outstanding common stock ("Common Stock") on a fully diluted basis (including all shares authorized, whether or not issued or covered by a grant, under any employee stock incentive plan and any warrants) pursuant to the Company's management incentive plan (the "Stock Option Plan") in accordance with the form of option agreement annexed as Exhibit A hereto ("Option Agreement"). The exercise price with respect to each share of Common Stock subject to the Option will be the "Fair Market Value" (as defined in the Stock Option Plan) of a share of Common Stock on the date of the grant. The Option will become

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          exercisable as to one-third of the shares of Common Stock subject thereto on the first anniversary of the date of grant, as to an additional one-third of such shares on the second anniversary of the date of grant, and as to the remaining one-third of such shares on the third anniversary of the date of grant, provided the Executive has been continuously employed through each applicable vesting date. Notwithstanding anything in this Agreement to the contrary, upon the occurrence of a Change in Control (as such term is defined in Section 3(i) below, without regard to clause (iv) of Section 3(i)(A) and clause (ii)(b) of Section 3(i)(C)) during the Employment Term, the Option shall become fully and immediately exercisable. The Option will have a term of seven years (the "Option Term"). Upon the termination of Executive's employment:

          (1) by reason of death, the Option shall become fully and immediately exercisable and the Executive's estate may exercise the Option until the earlier of one year following the Executive's death or the end of the Option Term, following which time the Option shall terminate and be no longer exercisable;

          (2) by reason of Disability (as such term is defined in Section 4(a) below), the Option shall become fully and immediately exercisable and the Executive (or, following his death, his estate) may exercise the Option until the earlier of one year following the Date of Termination (as such term is defined in Section 4(e) below) or the end of the Option Term, following which time the Option shall terminate and be no longer exercisable;

          (3) by the Company for Cause (as such term is defined in Section 4(a) below), the Option shall terminate and no longer be exercisable effective on the Executive's Date of Termination;

          (4) by the Executive without Good Reason (as such term is defined in Section 4(b) below), the Option, to the extent exercisable on the Date of Termination, shall remain exercisable by the Executive (or, following his death, his estate) until the earlier of 90 days following such date or the end of the Option Term, following which time the Option shall terminate and be no longer exercisable; or

          (5) by the Company without Cause or by the Executive with Good Reason, the entire Option shall become fully and immediately exercisable and the Executive may exercise the Option until the earlier of one year following the Executive's Date of Termination or the end of the Option Term, following which time the Option shall terminate and be no longer exercisable.


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          The Executive shall be entitled to participate in other Company stock option grants or other equity plans or programs, if any, in which senior executives of the Company are eligible to participate on a basis generally commensurate with his position as may be determined by the Compensation Committee.

          The Executive will be entitled to pay the exercise price of the Option with shares of Common Stock previously acquired by the Executive and may elect to have any withholding taxes required to be withheld as a result of the exercise of the Option taken out of Common Stock issuable to the Executive as a result of such exercise.

          Other than as stated above, the Option will be governed by the terms and conditions of the Company's Stock Option Plan and the Option Agreement thereunder."

          e. Section 3 of the Employment Agreement is amended by adding a new Subsection (i) thereto, to read in its entirety as follows:

          "(i) DEFINITION OF CHANGE OF CONTROL. For the purpose of this Agreement, a "Change of Control" shall mean:

               (A) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2)) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more (on a fully diluted basis) of either (i) the then outstanding shares of common stock of the Company, taking into account as outstanding for this purpose such common stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such common stock (the "Outstanding Company Common Stock") or
          (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control; (i) any acquisition by the Company or any "affiliate" of the Company, within the meaning of 17 C.F.R. ss. 230.405 (an "Affiliate"), (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate of the Company, (iii) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph (C) of this Subsection (i), or (iv) any acquisition by the Executive or by Richard
          E. Snyder ("Snyder"), or

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          by a group (within the meaning of Section 13(d)(3) or 14(d)(2) of the
          Exchange Act) that includes the Executive or Snyder or both;

               (B) Individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent thereto whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

               (C) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
          (ii) no Person (excluding (a) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate of the Company, or such corporation resulting from such Business Combination or any Affiliate of such corporation, or (b) any entity in which the Executive or Snyder has an equity interest, or any Affiliate of such entity) beneficially owns, directly or indirectly, 35% or more (on a fully diluted basis) of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination, taking into account as outstanding for this purpose such common stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar

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          right to acquire such common stock, or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

               (D) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company."

          f. Section 4(b)(v) of the Employment Agreement is amended in its entirety to read as follows:

               "(v) the termination of Snyder's employment (i) by the Company for any reason or (ii) by Snyder for "good reason" (as defined in the Employment Agreement by and between Snyder and the Company, dated as of January 27, 2000); provided, however, that any such termination of Snyder's employment shall constitute Good Reason under this Agreement only for the sixty (60) day period following the last day of Snyder's employment."

          g. Clause (iii) of Section of Section 4(d) of the Employment Agreement is amended to read as follows:

               "(iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date."

          h. Clause (i) of Section 4(e) of the Employment Agreement is amended to read as follows:

               "(i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein (which date shall be not more than thirty (30) days (and in the case of any termination of the Executive's employment in accordance with Section 4(b)(v) of this Agreement, at least forty-five (45) days) after the giving of such notice), as the case may be (although such Date of Termination shall retroactively cease to apply if the circumstances providing the basis of termination for Cause or Good Reason are cured in accordance with Section 4(a) or 4(b) of this Agreement, respectively),"

          i.   Section 5(a)(i)(B) is amended in its entirety to read as follows:


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               "(B)   an amount equal to two and one-half times (2 1/2) (and if
          the Date of Termination is on or after May 1, 2001, two (2) times ) the sum of (i) the Annual Base Salary payable to the executive under this Agreement, at the annual rate in effect as of the Termination Date as provided in Section 3(a), and (ii) the Target Bonus paid or payable, including any portion thereof which was earned but deferred, for the most recently completed fiscal year during the Employment Term, to be paid in a lump sum within 30 days after the Date of Termination. The Executive shall have no duty or obligation to mitigate the amounts or obligations provided in this Section 5(a)(i), even in the event the Executive becomes reemployed by another employer."

          j. Section 13(b) of the Employment Agreement is amended in its entirety to read as follows:

          "(b)xxxAll notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                           IF TO THE EXECUTIVE:
                           Mr. Philip Galanes
                           26 East 10th Street
                           #5-F
                           New York, New York 10003


                           IF TO THE COMPANY:
                           Golden Books Family Entertainment, Inc.
                           888 Seventh Avenue
                           New York, New York 10106
                           Attention: Chief Financial Officer

          or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee."

     2. As amended by the First Amendment, the Employment Agreement shall remain in full force and effect.



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     IN WITNESS WHEREOF, the Company has caused this amendment to be executed by its duly authorized officers and the Executive has hereunto set his hand as of the date first above written.


                                  GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.


                                  By:   ________________________________________




                                        ________________________________________
                                        Philip Galanes, Esq.


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